UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 550-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Ligand Pharmaceuticals Incorporated (“Ligand”) has acquired CyDex Pharmaceuticals, Inc. (CyDex”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated January 14, 2011 among Ligand, CyDex and Caymus Acquisition, Inc., a direct wholly-owned subsidiary of Ligand (“Merger Sub”). The acquisition, structured as a reverse triangular merger in which Merger Sub merged with and into CyDex, with CyDex as the surviving corporation (the “Merger”), was effected by the filing of the related certificate of merger with the Delaware Secretary of State on January 24, 2011.

On January 14, 2011, in connection with the Merger Agreement, Ligand entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with CyDex and Allen K. Roberson and David Poltack, acting jointly as Shareholders’ Representative. The CVR Agreement sets forth the rights that former CyDex stockholders will have with respect to each contingent value right (“CVR”) held by them after the closing of the Merger, assuming such holders surrender their CyDex stock certificates and become party to a Shareholders’ Representative Agreement. All payments by Ligand under the Merger Agreement and the CVR Agreement shall be made directly to a single Shareholders’ Account controlled by the Shareholders’ Representative; upon each such respective payment to the Shareholders’ Account, all obligations of Ligand with respect such payment and the safeguarding, investment, allocation and/or distribution thereof shall be exhausted and shall cease; and the shareholders/ex-shareholders of the Company /holders of CVRs shall have no rights or remedies whatsoever against Ligand with respect to such payment, but instead must look solely and exclusively to any available rights or remedies (if any) they might have against the Shareholders’ Representative.

Under the Merger Agreement, Ligand paid $32,024,224 to the Shareholders’ Account and will issue up to 63,197,019 uncertificated “Series B” CVRs, 16,468,618 uncertificated “Series A” CVRs, 2,000,000 uncertificated “Series A-1” CVRs and 11,458,320 uncertificated “Common” CVRs to former stockholders of CyDex. In addition, in connection with the Merger, CyDex distributed $17,738,675, representing its cash and investments, to the Shareholders’ Account.

Under the CVR Agreement and the Shareholders’ Representative Agreement, the Shareholders’ Account monies (including both the $17,738,675 and any amounts paid by Ligand) will be used to fund a working capital true-up adjustment (if required by the Merger Agreement), for expenses, to maintain a Shareholders’ Representative Expense Reserve, and to fund a management carveout bonus program, and will then be distributed pro rata with the first $33,204,729 of distributions going to holders of “Series B” CVRs, the next $20,769,652 going to holders of “Series A” CVRs, the next $2,906,438 going to holders of “Series A-1” CVRs, and the remainder going to holders of “Common” CVRs.

Ligand is obligated under the CVR Agreement to pay the following amounts to the Shareholders’ Account:

•	$4,300,000 on January 25, 2012;

•	$2,000,000 if and when Onyx Pharmaceuticals, Inc. files a New Drug Application with the FDA for Carfilzomeb formulated with Captisol® as a drug in multiple myeloma and solid tumors (the “Onyx Drug”);

•	$3,500,000 if and when the FDA approves the New Drug Application for the Onyx Drug;

•

If and when Ligand receives an upfront fee for licensing Captisol® for formulation with rapid onset intravenous Clopidogrel, 50% of the excess of such upfront fee over any amount payable by CyDex to Prism in respect thereof (or, if the license agreement is entered into with a particular potential licensee by April 25, 2011, 100% of such upfront fee (less any amount payable by CyDex to Prism in respect thereof) up to a $1,750,000 cap);

•	If and when received by Ligand, 50% of milestone payments received under a license agreement for Captisol® for formulation with rapid onset intravenous Clopidogrel;

•

For each respective year from 2011 through 2016, 20% of all CyDex-related revenue, but only to the extent that and beginning only when CyDex-related revenue for such year exceed $15,000,000; plus an additional 10% of all CyDex-related revenue recognized during such year, but only to the extent that and beginning only when aggregate CyDex-related revenue for such year exceeds $35,000,000. (For these purposes, the amounts paid as above to the Shareholders’ Account in respect of a Clopidogrel license are not included as revenue.)

The earnout payments described in the final bullet point above are subject to reduction for up to $2,500,000 of damages, if any, arising from any breaches of CyDex’s representations, warranties, covenants and agreements in and in connection with the Merger Agreement.

The CVR Agreement requires Ligand to, in the event of a Default, deliver to an escrow agent the cash described in the first three bullet points above, and such amounts would then be delivered by the escrow agent to the Shareholders’ Account if, as and when they would have by the CVR Agreement been required to be delivered by Ligand to the Shareholders’ Account. “Default” includes the following, subject to certain cure rights: (a) Ligand fails to pay to the Shareholders’ Account any amount as and when required under the CVR Agreement, (b) at any time Ligand is obligated for more than $35,000,000 of financial indebtedness (other than financial indebtedness which is expressly subordinated to all obligations of Ligand under the CVR Agreement pursuant to a written subordination agreement signed by and reasonably acceptable to the Shareholders’ Representative), (c) at any time after March 15, 2011 Ligand’s cash, cash equivalents and short-term investments (minus any restricted cash) is less than $10,000,000, or (d) Ligand commits any material breach of the CVR Agreement.

Ligand is required by the CVR Agreement to dedicate at least five experienced full-time employee equivalents per year to the acquired business and to invest at least $1,500,000 per year (inclusive of such employee expenses) in the acquired business, through 2015.

The “Series A” CVRs are, in general, transferable by the former CyDex Series A Preferred Stock stockholders, but the “Series A” CVRs are not currently listed on any stock exchange and Ligand has no obligation to list them. The “Series B” CVRs, the “Series A-1” CVRs and the “Common” CVRs are, in general, non-transferable.

The foregoing summary of the material terms of the Merger Agreement and the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the CVR Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Ligand also incurred substantial additional costs in connection with the Merger, including advisors’ fees and other transaction-related expenses.

CyDex’s drug formulation technology uses a specifically modified family of cyclodextrins called Captisol® to improve the solubility, stability, bioavailability, safety and dosing of active pharmaceutical ingredients, typically in currently marketed drugs. CyDex is located in Lenexa, Kansas.

Loan and Security Agreement

To help finance the Merger, on January 24, 2011, Ligand and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Oxford Finance Corporation (“Oxford”). The Loan and Security Agreement provided for Oxford to make a $20,000,000 term loan to Ligand, and Ligand immediately borrowed the $20,000,000. All outstanding amounts under the Agreement bear interest at a fixed rate equal to the greater of (i) 8.63% per year and (ii) the sum of (a) 8.34% plus (b) the 3-month LIBOR rate reported in The Wall Street Journal three business dates before the loan amounts are funded to Ligand (the “Funding Date”), which interest, along with amortized principal, is payable on a monthly basis. The Loan and Security Agreement also contains customary covenants regarding operations of Ligand’s business. So long as Ligand is not in default of any of its obligations under the Loan and Security Agreement, the loan begins amortization on March 1, 2012, provided that, through January 24, 2012, as long as Ligand is not in default of any of its obligations, Ligand may elect to have the loan begin amortization on March 1, 2013. The maturity date of the term loan is August 1, 2014.

If Ligand prepays the term loan, (i) on or before the first anniversary of the Funding Date, Ligand must pay Oxford an additional amount equal to 2.0% of the principal amount of the term loan prepaid, and (ii) after the first anniversary of the Funding Date, Ligand must pay Oxford an additional amount equal to 1.0% of the principal amount of the term loan prepaid.

Upon final repayment of the term loan on the maturity date, by prepayment, or upon acceleration of the term loan, Ligand also must make an additional final payment of $1,200,000.

Upon an event of default under the Loan and Security Agreement, Oxford has the ability to declare all outstanding obligations under the Loan and Security Agreement immediately due and payable.

To secure Ligand’s repayment obligations under the Agreement, Oxford obtained a first priority security interest in all of Ligand’s assets, excluding intellectual property.

The foregoing summary of the material terms of the Loan and Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above regarding the closing of the Merger is incorporated by reference.

Item 2.02	Results of Operations and Financial Condition.

Reference is made to Exhibit 99.1 hereto, a slide deck which is being presented to assist participants in Ligand’s investor telephone conference call scheduled to be held at 5:00 EST on January 26, 2011. The slide deck contains, among other things, an unaudited and preliminary estimate of Ligand’s 2010 revenues and year-end cash position.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Loan and Security Agreement and the CVR Agreement is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements contemplated by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information contemplated by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Certificate of Merger, dated and filed January 24, 2011

10.1	Agreement and Plan of Merger, by and among Ligand Pharmaceuticals Incorporated, CyDex Pharmaceuticals, Inc., and Caymus Acquisition, Inc., dated January 14, 2011

10.2	Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, CyDex Pharmaceuticals, Inc., and Allen K. Roberson and David Poltack, acting jointly as Shareholders’ Representative, dated January 14, 2011

10.3	Loan and Security Agreement, by and among Ligand Pharmaceuticals Incorporated, its subsidiaries and Oxford Finance Corporation, dated January 24, 2011

99.1	PowerPoint slide deck for January 26, 2011 Ligand investor teleconference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: January 26, 2011	By:	/S/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Certificate of Merger, dated and filed January 24, 2011

10.1	Agreement and Plan of Merger, by and among Ligand Pharmaceuticals Incorporated, CyDex Pharmaceuticals, Inc., and Caymus Acquisition, Inc., dated January 14, 2011

10.2	Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, CyDex Pharmaceuticals, Inc., and Allen K. Roberson and David Poltack, acting jointly as Shareholders’ Representative, dated January 14, 2011

10.3	Loan and Security Agreement, by and among Ligand Pharmaceuticals Incorporated, its subsidiaries and Oxford Finance Corporation, dated January 24, 2011

99.1	PowerPoint slide deck for January 26, 2011 Ligand investor teleconference